SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(A) of the Securities Exchange Act of 1934
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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

GSE SYSTEMS, INC.
(Name of Registrant as Specified in its Charter)
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SUPPLEMENT TO THE PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 14, 2022

The following information relates to the proxy statement (the “Proxy Statement”) of GSE Systems, Inc. (the “Company”), dated May 2, 2022, furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board”) for the 2022 Annual Meeting of Stockholders and any adjournment or postponement thereof (the “Annual Meeting”), to be held at 6724 Alexander Graham Bell Drive, Hub Spot Conference Center, Suite 105, Columbia, Maryland 21046, on Tuesday, June 14, 2022, at 9:00 a.m. local time.  All capitalized terms used in this supplement to the Proxy Statement (the “Supplement”) and not otherwise defined herein have the meaning ascribed to them in the Proxy Statement.

THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

Supplemental Disclosure Concerning Proposal 3:  Ratification of Appointment of Independent Registered Public Accounting Firm

The purpose of this Supplement is to provide additional information concerning the merger of the Company’s independent registered public accounting firm, Dixon Hughes Goodman LLP, with BKD LLP.  As disclosed in the Proxy Statement, the merger occurred as planned on June 1, 2022.  The new firm resulting from the merger is called FORVIS, LLP.  On June 1, 2022, the Audit Committee of the Board appointed FORVIS, LLP to serve as the independent registered public accounting firm of the Company for the fiscal year ended December 31, 2022.

As the Proxy Statement indicated, because the merger of these accounting firms was completed prior to the Annual Meeting and the new firm FORVIS, LLP was appointed as the Company’s independent registered public accounting firm of the Company for the fiscal year ended December 31, 2022, the Company is substituting FORVIS, LLP as the successor-in-interest to Dixon Hughes Goodman, LLP, and will submit Proposal 3 to the stockholders for ratification at the Annual Meeting.  Representatives of FORVIS, LLP are expected to attend the Annual Meeting and will have an opportunity to make a statement at the meeting if they desire to do so, and will be available to respond to appropriate questions.

Any vote previously entered, either by mailing a proxy card, over the Internet, or by telephone, “FOR” or “AGAINST” or to “ABSTAIN” regarding proposal 3 will be counted as a vote “FOR” or “AGAINST” or to “ABSTAIN” with respect to proposal 3 as updated by this Supplement.  If you have already returned your proxy card or voted your proxy over the Internet or by telephone, and would like to change your vote on any matter, you may revoke your proxy by (1) following the instructions on the notice of Internet availability and entering a new vote by mail, over the Internet or by telephone before the Annual Meeting, or (2) attending the Annual Meeting and voting in person.  If you hold your shares through a broker, bank, or other nominee, you must contact them in order to find out how to change your vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
RATIFICATION OF THE APPOINTMENT OF FORVIS, LLP AS THE
COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2022

This Supplement is first being released to stockholders on or about June 1, 2022, and should be read together with the Proxy Statement.  The information contained in this Supplement to the Proxy Statement modifies or supersedes any inconsistent information contained in the Proxy Statement.